统一社会信用代码

91460108MAA9A2150Y

营业执照

(2-2)

(副 本)

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名 称 海口逐一科技有限公司

注册资本 伍佰万圆整

类 型 有限责任公司（非自然人投资或控股的法人独资）

成立日期 2022年05月09日

法定代表人 章国伟

营业期限 长期

经营范围 许可项目：货物进出口；进出口代理（依法须经批准的项目，经相关部门批准后方可开展经营活动）
一般项目：技术服务、技术开发、技术咨询、技术交流、技术转让、技术推广；软件外包服务；广告设计、代理；广告制作；广告发布（非广播电台、电视台、报刊出版单位）；通讯设备销售；计算机软硬件及辅助设备零售；珠宝首饰零售；汽车零配件零售；摩托车及零配件零售；初级农产品收购；票务代理服务；商务代理代办服务；信息系统集成服务；食品互联网销售（仅销售预包装食品）；电动汽车充电基础设施运营；企业管理；充电桩销售；信息咨询服务（不含许可类信息咨询服务）；新能源汽车整车销售；停车场服务；普通机械设备安装服务；专用设备修理；充电控制设备租赁；新能源汽车电附件销售；洗车服务（除许可业务外，可自主依法经营法律法规非禁止或限制的项目）

住 所 海南省海口市美兰区蓝天街道嘉华路6号嘉华大厦3B02-1

登记机关 海南省市场监督管理局 商事登记专用章

2022年 月 日

琼 02690267

国家企业信用信息公示系统网址：http://www.gsxt.gov.cn

国家市场监督管理总局监制